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                                                                      EXHIBIT 21



                       LIST OF SIGNIFICANT SUBSIDIARIES
                       --------------------------------


Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

Champion Pacific Timberlands Inc........................................Delaware
Champion Papel e Celulose Ltda............................................Brazil
Weldwood of Canada Limited......................................British Columbia


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     All subsidiaries of the Company other than those listed above, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of December 31, 1997.